Exhibit 10.1.5
FOURTH AMENDING AGREEMENT
TO THE CERAMIC PROTECTION CORPORATION
CREDIT AGREEMENT
DATED SEPTEMBER 21, 2004
     THIS FOURTH AMENDING AGREEMENT is made effective as of November 14, 2007,
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Borrower”)
- and -
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”)
PREAMBLE:
A.	Pursuant to the Credit Agreement dated September 21, 2004, as amended by the First Amending Agreement dated May 25, 2006 and the Second Amending Agreement dated March 8, 2007, and the Third Amending Agreement dated September 12, 2007 between the Borrower and CIBC (collectively, the “Credit Agreement”), CIBC agreed to provide to the Borrower, inter alia, the Credit Facilities.

B.	The parties hereto wish to amend the Credit Agreement on the terms and conditions herein provided.
AGREEMENT:
     In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this Fourth Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendment Date. Unless otherwise indicated, the amendments contained herein shall be effective as of the date of this Fourth Amending Agreement (the “Amendment Date”).

3.	Amendments. Effective as of the Amendment Date, the Credit Agreement is amended as follows:
(a)	Section 3.8(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d) As a further mandatory prepayment of the Aggregate Principal Amount under the Term Loan and/or the U.S. Term Loan (in inverse order of maturity), promptly upon completion of the Calgary Plant Sale, the Borrower shall pay to the Agent on behalf of the Lenders the greater of (i) $7,000,000, and (ii) the net proceeds of the Calgary Plant Sale.”

(b)	Section 14.1(j) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“In addition, but without duplication, to the foregoing, as soon as available, and in any event within 45 days after the end of each of each fiscal month of the Borrower, Borrower will furnish to the Agent a copy of its monthly unaudited consolidated financial statement.”

(c)	Compliance with Section 14.2(a) of the Credit Agreement is hereby waived for the period ending on September 30, 2007.

(d)	A new Section 14.3(p) is hereby added to the Credit Agreement as follows:

“(p) ForceOne Acquisition. Notwithstanding Section 14.3(o), the Lenders hereby consent to the ForceOne Acquisition provided that (i) prior to the ForceOne Acquisition, the Borrower has obtained new funds by way of equity or Subordinated Debt issue, leaving net proceeds equal to or greater than the aggregate of (A) the amount of funds required to fund the ForceOne Acquisition, including the working capital requirements in connection therewith, and (B) the amount of Indebtedness then outstanding under the U.S. Term Loan, and (ii) the Borrower has repaid to the Agent, on behalf of the Lenders, the entire amount of Indebtedness then outstanding under the U.S. Term Loan.”

(e)	The definition of “Current Liabilities” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Current Liabilities” means all liabilities of the Borrower on a consolidated basis which under GAAP would be classified as current liabilities, minus, to the extent included therein, all Indebtedness in excess of U.S.$8,000,000 then outstanding under the U.S. Term Loan.”

(f)	The following definition of “ForceOne Acquisition” is hereby added to Schedule A of the Credit Agreement:

““ForceOne Acquisition” means the acquisition of all membership and ownership interests of ForceOne LLC on substantially the terms set forth in the draft Purchase Agreement provided to CIBC prior to the date hereof.

(g)	The definition of “Revolving Loan Commitment Amount” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Revolving Loan Commitment Amount” means, as of November 1, 2007, $15,000,000, or as such amount may be reduced in accordance with this Agreement or otherwise with unanimous consent of the Lenders.”

(h)	A new Section 3.6(b)(ii)(C) is hereby added to the Credit Agreement:
“(C) Waiver of Scheduled U.S. Principal repayment. Notwithstanding Section 3.6(b)(ii)(B), the Lenders hereby waive the quarterly principal repayment of the U.S. Term Loan scheduled for November 1, 2007, which U.S.$2,000,000 payment amount shall become due and payable on the U.S. Loan Termination Date.”
(i)	Any formatting, cross-referencing or other changes that are required to be made in the Credit Agreement as a result of the amendments in this Fourth Amending Agreement are hereby agreed to be made and the Credit Agreement, as amended by this Fourth Amending Agreement, shall be read as if such changes have been made.
4.	Borrower’s Acknowledgement. The Borrower acknowledges that the Security previously granted to CIBC by it under or in connection with the Credit Facilities, the Credit Agreement, or otherwise, continues in full force and effect, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for the Indebtedness under the Credit Agreement and any other indebtedness from time to time owed by the Borrower to CIBC.

5.	Deliveries by the Borrower. The Borrower shall deliver or cause to be delivered to CIBC the following items, and this Fourth Amending Agreement is only effective upon the receipt thereof by CIBC:
(a)	a fully executed copy of this Fourth Amending Agreement;

(b)	a certificate of status in respect of the Borrower and each Material Subsidiary dated as of the Amendment Date;

(c)	payment of a credit renewal and covenant amendment fee of $50,000, and all other fees and expenses payable to CIBC and the Lenders under the Credit Agreement; and

(d)	such other documents as the Agent may reasonably request on behalf of the Lenders.
6.	Representations and Warranties. The Borrower agrees with and confirms to CIBC that as of the Amendment Date each of the representations and warranties listed in Section 13.1 of the Credit Agreement is true and accurate in all material respects.

7.	Continuing Effect. Each of the parties hereto acknowledges and agrees that the Credit Agreement, as amended by this Fourth Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.
8.	Further Assurance. The Borrower will from time to time forthwith at CIBC’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this Fourth Amending Agreement.

9.	Expenses. The Borrower will be liable for all expenses of CIBC including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Facilities and of this Fourth Amending Agreement (whether or not consummated) by CIBC.

10.	Counterparts. This Fourth Amending Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party hereto may execute this Fourth Amending Agreement by signing any counterpart.
          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amending Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

CERAMIC PROTECTION CORPORATION		CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Randall N. Paulfus	Per:	/s/ Ian MacInnis

Name:	Randall N. Paulfus	Name:	Ian MacInnis
Title:	CFO	Title:	Authorized Signatory

Per:	/s/ Stephen Giordanella	Per:	/s/ Gianfelice Calabrese

Name:	Stephen Giordanella	Name:	Gianfelice Calabrese
Title:	CEO	Title:	Authorized Signatory

     THIS FOURTH AMENDING AGREEMENT is consented to by each of the Material Subsidiaries of the Borrower, as guarantors, who confirm that each of their respective guarantees continue to support the obligations of the Borrower under the Credit Agreement, as amended by this Fourth Amending Agreement, as duly indicated below.
     EFFECTIVE as of the date and year first noted above.

CERAMIC PROTECTION CORPORATlON OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

By:	/s/ Randall N. Paulfus	By:	/s/ Randall N. Paulfus

Name:	Randall N. Paulfus	Name:	Randall N. Paulfus
Title:	Treasurer	Title:	Treasurer

By:		By:	/s/ Stephen Giordanella

Name:		Name:	Stephen Giordanella
Title:	President	Title:	President
PROTECTIVE PRODUCTS INTERNATIONAL CORP.

By: Name:	/s/ Randall N. Paulfus Randall N. Paulfus
Title:	Treasurer

By: Name:	/s/ Stephen Giordanella Stephen Giordanella
Title:	President